UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

Coupa Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37901	20-4429448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street San Mateo, CA		94402
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 931-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COUP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A supplements and amends the Current Report on Form 8-K filed by Coupa Software Incorporated (the “Company”) on May 7, 2019, to include the financial statements required under Item 9.01 (a) in connection with the Agreement and Plan of Merger (the “Agreement”) by and among the Company, Epic Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Exari Group, Inc., a Delaware corporation (“Exari”), and Beacon Equity Partners, LLC as stockholder representative (the “Stockholder Representative”). Pursuant to the Agreement, on May 6, 2019, the Company completed its acquisition of Exari and Exari became a wholly-owned subsidiary of the Company (the “Transaction”). The Transaction closed on May 6, 2019 (the “Closing”). The financial statements should be read in conjunction with the Company’s Current Report on Form 8-K filed on May 7, 2019.

The Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”) including Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers (collectively, the “New Revenue Standard”), on February 1, 2018, utilizing the modified retrospective transition method, whereas Exari, as a private company, had not adopted the New Revenue Standard prior to the Closing. The Company adopted Accounting Standards Codification Topic 842, Leases (“ASC 842”) on February 1, 2019, utilizing the modified retrospective transition method, whereas Exari, as a private company, had not adopted the ASC 842 prior to the Closing. The audited consolidated financial statements of Exari as of and for the year ended December 31, 2018, including the notes related thereto, filed hereto as Exhibit 99.1, and the unaudited condensed consolidated interim financial statements of Exari as of March 31, 2019 and for the three months ended March 31, 2019 and 2018, including the notes related thereto, filed hereto as Exhibit 99.2, were not prepared pursuant to the New Revenue Standard and ASC 842, and may not be comparable to the Company’s financial results. Exari’s historical financial position is not necessarily indicative of the future financial position of Exari following the Transaction, and such results of operations for the three months ended March 31, 2019 are not necessarily indicative of the results of operations to be expected of Exari for the full fiscal year or any other period.

Following the Closing, the Company obtained a waiver from the requirements of Article 11 of Regulation S-X to provide certain pro forma financial information relating to the Transaction from the Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X. The waiver was sought because it would be burdensome and costly for Exari and the Company to develop and prepare the pro forma financial information required by Article 11 in a timely manner because Exari, as a private company, had not adopted the New Revenue Standard prior to the Closing. As a result, the Company will not provide such pro forma financial information under Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Exari as of and for the year ended December 31, 2018, including the notes related thereto, are filed as Exhibit 99.1 and incorporated herein by reference.

The unaudited condensed consolidated interim financial statements of Exari as of March 31, 2019 and for the three months ended March 31, 2019 and 2018, including the notes related thereto, are filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of Independent Auditor.

99.1	Audited consolidated financial statements of Exari as of and for the year ended December 31, 2018.

99.2	Unaudited condensed consolidated interim financial statements of Exari as of March 31, 2019 and for the three months ended March 31, 2019 and 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Coupa Software Incorporated

Date: July 17, 2019	By:	/s/ Todd Ford
Todd Ford
Chief Financial Officer (Principal Financial Officer)